Exhibit 5.1

Opinion of Thomas C. Jepperson, Esq.

December 14, 2010

Questar Corporation

180 East 100 South

P.O. Box 45601

Salt Lake City, UT 84145-0601

Re:          Questar Corporation

2.75% Senior Notes due 2016

Ladies and Gentlemen:

I am acting as counsel to Questar Corporation, a Utah corporation (the “Company”), in connection with the issuance of $250,000,000 aggregate principal amount of the Company’s 2.75% Senior Notes due 2016 (the “Notes”), under the Indenture dated as of December 14, 2010 and an officer’s certificate dated December 14, 2010 setting forth the terms of the Notes (collectively, the “Indenture”) between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”), and pursuant to a registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Act”), filed with the Securities and Exchange Commission (the “Commission”) on October 1, 2010 (Registration No. 333-169702) (the “Registration Statement”).  This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related prospectus, other than as expressly stated herein with respect to the issuance of the Notes.

In connection with this opinion, I have examined originals or copies, certified or otherwise identified to my satisfaction, of:

1)             the Registration Statement

2)             the Amended and Restated Articles of Incorporation of the Company, as amended and currently in effect;

3)             the Amended and Restated Bylaws of the Company, as currently in effect;

4)             the Indenture; and

5)             resolutions adopted by the Board of Directors of the Company or committees thereof relating to the registration, issuance and sale of the Notes and related matters.

I, or attorneys under my supervision, have also examined originals or copies, certified or otherwise identified to my satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as I have deemed necessary or appropriate as a basis for the opinion set forth below.

In my examination, I have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as facsimile, electronic, conformed, certified or photostatic copies, and the authenticity of the originals of such copies.  In making my examination of executed documents, or documents to be executed, I have assumed that the parties thereto, other than the Company, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents, and the validity and binding effect thereof on such parties. I have also assumed that the Notes will be issued in a form that complies with the Indenture and will be manually signed or countersigned, as the case may be, by duly authorized officers of the Trustee.  As to any facts material to the opinion expressed herein that I did not independently establish or verify, I have relied upon oral or written statements and representations of officers and other representatives of the Company and others and of public officials.

My opinion set forth herein is limited to the Utah Revised Business Corporation Act (“Opined on Law”).  I do not express any opinion with respect to the laws of any other jurisdiction other than the Opined on Law or as to the effect of any such laws on the opinion set forth herein.  I am admitted to the Bar of the State of Utah, and to the extent that the opinion set forth herein relates to matters under the internal laws of the State of New York, I have relied on the opinion of Latham & Watkins LLP, special counsel to the Company, which is being filed as Exhibit 5.2 to the Registration Statement.

Based upon and subject to the foregoing and to the limitations, qualifications, exceptions and assumptions set forth herein, I am of the opinion that, as of the date hereof, the Notes have been duly authorized by all necessary corporate action on the part of the Company.

I hereby consent to the filing of this opinion as Exhibit 5.1 to the Company’s Form 8-K dated December 14, 2010.   In giving this consent, I do not thereby admit that I am within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Thomas C. Jepperson
Thomas C. Jepperson
Executive Vice President,
General Counsel & Corporate Secretary
Questar Corporation